Investor Relations Presentation February 2016

2 Forward-Looking Statements Cautionary Note Regarding Forward-Looking Statements All statements (other than statements of historical facts) included in this document regarding the prospects of the industry and our prospects, plans, financial position and business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “predict,” “potential” or “continue” or the negatives of these terms or variations of them or similar terminology. Although we believe that the expectations reflected in these forward-looking statements are reasonable, there cannot be assurance that these expectations will prove to be correct. Such statements reflect the current views of our management with respect to our operations, results of operations and future financial performance. The following factors are among those that may cause actual results to differ materially from the forward-looking statements: declines in remodeling and home building industries, economic conditions and changes in interest rates, foreign currency exchange rates and other conditions; deteriorations in availability of consumer credit, employment trends, levels of consumer confidence and spending and consumer preferences; increases in competition from other manufacturers of vinyl and metal exterior residential building products as well as alternative building products; our substantial fixed costs; delays in the development of new or improved products or our inability to successfully develop new or improved products; changes in raw material costs and availability of raw materials and finished goods; consolidation of our customers; our substantial level of indebtedness; increases in union organizing activity; our ability to continuously improve organizational productivity and global supply chain efficiency and flexibility; changes in weather conditions; our history of operating losses; limitations on our NOLs and payments under the tax receivable agreement to our current stockholders; our ability to attract and retain qualified personnel; increases in our indebtedness; our ability to comply with certain financial covenants in the Indenture and ABL facilities and the restrictions such indentures impose on our ability to operate our business; any impairment of goodwill or other intangible assets; future recognition of our deferred tax assets; increases in mortgage rates, changes in mortgage interest deductions and the reduced availability of financing; our exposure to foreign currency exchange risk; our control by the H&F Investors; and the other factors discussed under the “Risk Factors” in our 2014 Form 10-K, filed with the SEC on March 23, 2015 (our “Annual Report”). All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this document. These forward-looking statements speak only as of the date of this document. We do not intend to update or revise these forward- looking statements, whether as a result of new information, future events or otherwise, unless the securities laws require us to do so. Use of Non-GAAP Financial Measures We have included non-GAAP financial measures in this document, including, for example, EBITDA and Adjusted EBITDA, that may not comply with the SEC rules governing the presentation of non-GAAP financial measures. For example, some of the adjustments to EBITDA that comprise Adjusted EBITDA as included in this document may not be permitted under the SEC’s rules. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations” and “—Liquidity and Capital Resources—Covenant Compliance” in our Annual Report for a description of the calculation of EBITDA and Adjusted EBITDA, as well as a presentation of net loss as calculated under GAAP and a reconciliation to our EBITDA and Adjusted EBITDA. Our measurements of EBITDA and Adjusted EBITDA are based on definitions of EBITDA included in our debt agreements and may not be comparable to those of other companies.

3 Associated Materials at a Glance  Leading manufacturer and distributor of exterior building products in North America  Integrated manufactured products are vinyl windows, vinyl siding, aluminum and steel siding and related accessories – Third-party manufactured products include roofing, insulation and other products  Primarily focused on repair and remodel market, with targeted focus on select new construction markets  Dual-distribution network – 122 company-operated supply centers (74% of net sales) – >275 independent distributors and dealers (26% of net sales) – Serving over 50,000 professional contractors across the U.S. and Canada – Highly fragmented market; targeting market share growth  Full-service product installation services for vinyl siding and vinyl window products through our Installed Sales Solutions (“ISS”) group AMI is a leading, vertically integrated manufacturer and distributor of exterior residential building products in the U.S. and Canada Highlights

4 Product and Market Overview Sales by Product End-Market Channel Breakdown Third-party manufactured products 25% Other products & services 10% Metal products 13% Vinyl siding 18% Vinyl windows 34% New construction 30% Repair & remodeling 70% Independent distributors and dealers 26% Company-operated supply centers 74% Note: Data as of 1/3/2015 Third party products/other 35% Integrated or manufactured products 65% Sales by Product

5 Competitive Strengths Entrenched Customer Relationships Differentiated Dual-Distribution Network Comprehensive Product and Service Offering Experienced Management Team Leading Market Position  Leading market positions within the North American exterior residential building products market  Top 5 positions in the vinyl windows and vinyl siding segments  Utilize our scale to service larger regional and national accounts that many of our competitors cannot cover  Our distribution strategy successfully combines a network of 122 company-operated supply centers with a complementary network of 275 independent distributors  Offer a superior distribution channel compared to tradition third party providers  Our direct distribution provides us operational flexibility to further penetrate markets and expand our geographic reach  Deeply integrated partner to our customers  Provide marketing support, sales training, fulfillment, lead generation and, for larger customers, private label marketing services  Long standing relationships and strong customer retention  One stop solution for our contractor customers  Manufacture a diverse mix of vinyl windows, vinyl siding, aluminum trim coil and aluminum and steel siding and accessories  Utilize our supply centers to sell third-party manufactured products that compliment our core window and siding product offerings

Differentiated Dual-Distribution Network
Overview

Overview of AMI Dual-Distribution

- **122 company-operated supply centers (~74% sales)**
  - 99 locations in U.S., 23 in Canada
  - Cover 30+% of Metropolitan Statistical Areas (MSAs)
  - 7 Regions – 14 districts – 160 sales territories
  - ~27,000 sq. ft. average store size
  - Modern fleet of last mile delivery equipment
- **Over 275 independent distributors (~26% sales)**
- Network services over 50,000 contractors
  - Owner/Operator
  - Showroom Dealer
  - Builder
- Over 1,000 ship-to locations

Distribution Model



Third Party Manufactured Products
AMI Supply Center
AMI Manufactured Products
Independent Distributor
Showroom Dealer
Owner/Operator
Builder
ISS
ISS
Repair/Remodel Homeowner
FOR SALE
New Home Buyer
Showroom Dealer
Owner/Operator
Builder
Homeowner
New Construction Home

Our distribution strategy successfully combines a network of company-operated supply centers with a complementary network of independent distributors and dealers

ASSOCIATED MATERIALS®

6

7 Differentiated Dual-Distribution Network Geographic Coverage 122 Company-Owned Supply Centers… Significant market penetration throughout the U.S. and Canada with market capacity to add more than 200 locations to existing supply center network over time¹ ¹ Based on a Company commissioned study …Dual-Distribution Network servicing 50,000+ customer locations U.S. Supply Centers Canadian Supply Centers U.S. Supply Centers Canadian Supply Centers Independent Distribution Network  Independent distributors complement AMI’s geographic footprint and enhance access to additional key markets  AMI’s supply centers cover an estimated 30+% of MSAs

8 ’14 Sales (%) Description / Comments  Mezzo and Fusion platforms launched in 2014  Complete offering of repair/remodel and new construction vinyl windows  Vinyl siding and related accessories  Leading market share position for vinyl siding in the exterior cladding market  Recent trends include insulated siding, darker colors, and special shapes (shakes / scallops) and mixed material usage  Aluminum trim coil and flatstock, as well as aluminum and steel siding and accessories  Aluminum soffit, trim coil and accessories are complimentary to vinyl siding and other cladding products  Outside purchased products include roofing materials, insulation, exterior doors, installation equipment, and vinyl siding in a shake and scallop design  Complementary products to deliver “one-stop” shopping and increased share of wallet  Full-service product installation of our vinyl siding and window products and select third party manufactured products  Available through the supply centers Comprehensive Product and Service Offering 34% 18% 13% 25% WINDOWS Broad product line, ranging from entry-level economy to premium products, including many that have earned the ENERGY STAR® ratings 10% SIDING METAL OPP OTHER Product

9 Strong Brand Portfolio Strong Brand Portfolio AMI Product Recognitions¹ Source: The Company received the Consumer Digest Best Buy award in 2008 and 2009.

Experienced Management Team

	Joined	
Brian Strauss *President & CEO*	May 2014	Previously served as President and CEO of Henry Group, a manufacturer of building materials and performance additives. Prior to that held various leadership roles at Covalence Specialty Materials Corp, Tyco Plastics, Honeywell International, and Allied Signal
Scott Stephens *Executive Vice President & CFO*	October 2014	Previously served as Vice President and CFO of A.M. Castle & Company, a global distributor of specialty metal and plastic products. Prior to that served as CFO of Lawson Products, Inc.
Bill Topper *Executive Vice President, Operations*	July 2014	Previously served as Senior Vice President, Operations of Goodman Global, Inc, a manufacturer of heating, ventilation and air conditioning products. Prior to that served in various leadership roles at Electrolux
Curtis Dobler *Executive Vice President, Human Resources*	August 2015	Previously served as Vice President, Human Resources for the global supply chain organization in Honeywell's Automation & Control Solutions business group. Prior to that various roles with Northwest Airlines, Kelly Services, Allied Signal and Dow Chemical
Stephan DeMay Senior Vice *President, US Distribution Segment*	July 2015	Previously served as Vice President of Sales for North American at Formica North America , a division of the Fletcher Building Group. Prior to that served in various sales roles at Lafarge, SA, Goodyear Tire and Rubber , Armstrong World and Dal-Tile and Florida Tile Industries
David King Senior Vice *President and Chief Commercial Officer, Direct Sales*	February 1997	Has been with the Company for 17 years and held various leadership positions including Senior Vice President of Direct Sales, Senior Vice President AMI Sales and Vice President, National Credit Manager
Philippe Bourbonniere Senior Vice *President, Canadian Distribution Segment*	August 2013	Previously served as General Manager, Canada/US for MPS Micropaint Canada. Prior to that served as General Manager of Business Development with Noble (Rona) and various positions at Hilti
Adam Casebere *Senior Vice President, US Supply Center Operations*	February 1999	Has been with the Company since 1999 and held various positions with in the Supply Center organization including most recently as Vice President, US Supply Center Operations
Bill Horvath *Treasurer*	August 2012	Previously served in various leadership positions at Veyance Technologies, a global manufacturer of conveyor belt and industrial hose and former Carlyle portfolio company and at Oglebay Norton Company

☐ = New since May 2014

Experienced management team with strong pedigrees and excellent track records, new to AMI and focused on improvement

11 $282.9 $281.8 $243.6 $181.0 $204.6 24.8% 24.1% 20.5% 20.8% 23.0% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% 40.0% $0 $100 $200 $300 2012 2013 2014 YTD Q314 YTD Q315 Gross Profit Margin Summary of Historical Financial Performance Net Sales Gross Profit Adjusted EBITDA¹ & Margin Source: Management provided historical financials ¹ Adjusted EBITDA is calculated as net loss before interest, tax, depreciation and amortization and certain special items. See Appendix for a reconciliation of net loss to adjusted EBITDA. Capital Expenditures $1,142.5 $1,169.6 $1,187.0 $870.2 $891.4 $0 $250 $500 $750 $1,000 $1,250 $1,500 2012 2013 2014 YTD Q314 YTD Q315 $96.4 $98.5 $52.4 $45.3 $58.1 8.4% 8.4% 4.4% 5.2% 6.5% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% 18.0% $0 $20 $40 $60 $80 $100 $120 2012 2013 2014 YTD Q314 YTD Q315 Adjusted EBITDA Adjusted EBITDA Margin $5.4 $11.7 $12.8 $8.5 $14.6 $0 $4 $8 $12 $16 2012 2013 2014 YTD Q314 YTD Q315 In m illio n s In m illio n s In m illio n s In m illio n s

12 2014 Recap  Began 2014 with the Company’s most significant product launch in history – Mezzo / Fusion window platform, representing approximately 50% of the Company’s annual window units sold  Launch was commercially successful but caused significant operational issues  New management brought in to stabilize the operations and drive change – CEO Brian Strauss (former CEO of Henry Group and Tyco plastics) joined in May 2014 – Hired Bill Topper (former SVP of Operations at Goodman Global) as EVP of Operations in July 2014 – Hired new EVP and CFO, Scott Stephens (former CFO of AM Castle and Lawson Products), in October 2014  Back half of 2014 priorities were met – Built out operations and remainder of broader management team – Met demand for the new window platform and restored customer service levels during the busy selling season – at significant cost to the business – Positioned the operations to take cost out of the platform in 2015 during the slow winter selling season – Restored top-line growth  However, the financial performance suffered as a result of the incremental costs of the product launch, in addition to raw material cost increases and foreign exchange – Revenue up 1.5% (Windows + 8.6%) but Adjusted EBITDA1 down from $98.5mm in 2013 to $52.8mm in 2014 (1) Adjusted EBITDA excludes run-rate cost savings.

2014 Recap (Cont'd)


$120.0
$100.0
$80.0
$60.0
$40.0
$20.0
$0.0
$98.5
$1.7
$6.8
($12.1)
($17.0)
($14.2)
($7.5)
($3.4)
$52.8
Reflects new window platform launch impacts
2013 Adjusted EBITDA[1]
Volume
Price/Mix
Materials
Operational Inefficiencies
SG&A
F/X
Other
2014 Adjusted EBITDA[1]

- Net sales of $1.187 billion for 2014, up 1.5% compared to prior year.
- Adjusted EBITDA of $52.8 million[1]
  - The Company's 2014 EBITDA performance was impacted by new window platform launch costs and ramp-up operational issues as well as raw material cost increases and foreign exchange
  - Operations performance in windows plants improved throughout the second half of 2014, with backorders and on-time delivery performance approaching normal levels by the end of 2014. However, the costs incurred for overtime, expedited freight costs and inefficient material yields impacted profit performance in 2014.
  - SG&A expenses increased in 2014 to $247.6 million and 20.9% of sales from $232.3 million and 19.9% of sales in 2013, primarily due to personnel added in the Supply Centers and the ISS sales function in order to improve service levels.

(1) Adjusted EBITDA excludes run-rate cost savings.

ASSOCIATED MATERIALS®

13

14 Q3 YTD 2015 Performance (1) Adjusted EBITDA excludes run-rate cost savings. $45.3 $58.1 $5.2 $26.4 $0.9 $5.3 ($8.2) ($16.7) ($0.1) $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 $90.0 YTD Q3 2014 Adjusted EBITDA Volume Price/Mix Materials Operational Inefficiencies SG&A F/X Other YTD Q3 2015 Adjusted EBITDA1 1  Q3 YTD net sales excluding the impact of foreign exchange increased 5.4% as compared to prior year  Business is seasonally weighted toward the back half of the year  Price/mix execution is on plan  Q3 2015 restructuring plan focused on US distribution business and select corporate functions to yield $7.5 million in annualized cost savings  Foreign currency exchange and roofing de- emphasis represent headwinds in 2015 Excludes the one- time launch costs of Mezzo and Fusion ($ in millions) Q3 2014 YTD Q3 2015 YTD % Change Net Sales 870.2$ 891.4$ 2.4% Cost of Sales 689.2 686.8 Gross Profit 181.0$ 204.6$ 13.0% Gross Margin % 20.8% 23.0% SG&A 181.5 182.0 0.3% Restructuring Costs (0.3) 1.8 EBIT (0.1) 20.8 Depreciation and Amortization 31.9 30.0 EBITDA 31.8$ 50.8$ Adjustments 13.6 7.3 Adjusted EBITDA 1 45.3$ 58.1$ 28.1%

15 Key Initiatives for 2016 Customer Service Manufacturing Operations Financial Performance  Continue leading on-time delivery performance – On-time and compete delivery performance exceeding 98% in 2015  Focused execution on integrated products and ISS solutions  Implement capital equipment upgrades in window operations  Continued focus on operational efficiency improvement initiatives: – Material yields – Labor efficiency – Freight efficiency  Improve organization talent  Implement price increases primarily in windows  Continue EBITDA growth – Combination of top-line growth focus, margin expansion and cost management  Working capital improvements – 1 to 3 day improvement targets in DSO, DPO and DIO Focus On Execution

16  New management team in place with focus on improving operational performance  Significant progress in 2015  Near-term focus – Growth focused on integrated products and ISS solutions – Manufacturing efficiency improvements focused on improving labor, material yields and freight savings opportunities – Targeted cost improvements in the US distribution business and corporate functions – Working capital efficiency Conclusion

Appendix

18 Summary Balance Sheet ($ in 000s) 2012 2013 2014 Q3 2014 Q3 2015 Cash & Cash Equivalents 9,594$ 20,815$ 5,963$ 12,411$ 7,941$ Accounts Receivable 121,387 125,263 125,121 175,378 163,075 Inventory 117,965 133,469 145,532 167,360 155,192 Income Tax Receivable 2,690 792 144 306 233 Deferred Income Taxes 8,734 4,685 2,439 4,685 2,439 Prepaid Expenses & Other Current Assets 8,771 10,842 15,859 14,429 11,874 Total Current Assets 269,141 295,866 295,059 374,569 340,754 Property, Plant and Equipment 108,452 100,945 93,900 95,794 93,970 Goodwill & Other Intangible Assets 1,082,257 1,035,015 754,557 767,689 715,558 Other Assets 22,434 24,793 18,662 20,703 14,782 Total Assets 1,482,284$ 1,456,619$ 1,162,177$ 1,258,755$ 1,165,064$ Accounts Payable 74,311$ 96,974$ 94,768$ 151,409$ 127,869$ Accrued Liabilities 63,615 65,278 68,336 70,732 73,396 Accrued Interest 11,682 12,905 13,393 32,282 32,418 Deferred Tax Liability 3,469 2,441 1,292 3,494 2,083 Income Taxes Payable 5,697 2,139 1,786 3,728 2,018 Total Current Liabilities 158,774 179,736 179,576 261,645 237,784 Deferred Taxes 130,777 126,204 88,330 94,878 85,882 Other Liabilities 153,473 117,659 129,016 109,938 121,597 Long-term Debt 808,205 835,230 903,404 880,320 927,525 Total Liabilities 1,251,229 1,258,829 1,300,326 1,346,781 1,372,788 Equity 231,055 197,790 (138,149) (88,026) (207,864) Total Liabilities and Equity 1,482,284$ 1,456,619$ 1,162,177$ 1,258,755$ 1,164,924$

19 Summary Cash Flow Statement ($ in 000s) 2012 2013 2014 Q3 YTD 2014 Q3 YTD 2015 Operating Activities Net loss (38,367)$ (33,493)$ (293,689)$ (276,133)$ (48,664)$ Depreciation & amortization 50,678 43,041 42,744 31,912 30,016 Deferred income taxes (2,061) (1,503) (31,201) (22,137) 926 Impairment of goodwill and other intangible assets - - 233,846 238,191 - Non-cash portion of restructuring costs (331) 4,035 Provision for losses on accounts receivable 2,420 1,122 2,138 1,620 1,137 Amortization of deferred financing costs and premium on senior notes 4,479 4,451 3,719 2,802 2,696 Other 84 291 415 354 84 Changes in operating assets and liabilities: Accounts receivable (1,333) (7,142) (4,863) (52,803) (42,005) Inventories (1,647) (17,696) (15,309) (35,128) (15,974) Accounts payable and accrued liabilities (3,741) 27,791 5,137 80,735 59,732 Income taxes receivable/payable (4,158) (1,716) 555 2,190 506 Other assets and liabilities (6,943) (14,893) (14,457) (16,656) (1,031) Net cash (used in) provided by operating activities (589) 253 (70,965) (45,384) (8,542) Investing Activities Capital expenditures (5,371) (11,702) (12,852) (8,472) (14,628) Proceeds from the sale of assets 94 60 19 9 140 Other - (348) - Net cash used in investing activities (5,277) (11,990) (12,833) (8,463) (14,488) Financing Activities Borrowings (payments) under ABL facilities 4,300 (78,000) 69,412 45,914 25,078 Issuance of senior secured notes - 106,000 - - - Financing costs (225) (5,549) - - - Other 80 742 - - Net cash provided by financing activities 4,155 23,193 69,412 45,914 25,078 Effect of exchange rate on cash & cash equivalents (69) (235) (466) (471) (70) (Decrease) increase in cash & cash equivalents (1,780) 11,221 (14,852) (8,404) 1,978 Cash and cash equivalents at beginning of the year 11,374 9,594 20,815 20,815 5,963 Cash and cash equivalents at end of the year 9,594$ 20,815$ 5,963$ 12,411$ 7,941$

Reconciliation of Non-GAAP Items

($ in millions)	2012	2013	2014	Q3 2014 YTD	Q3 2015 YTD
Net Loss	$ (38.4)	$ (33.5)	$ (293.7)	$ (276.1)	$ (48.7)
Interest Expense	75.5	79.8	82.5	61.8	62.7
Income Tax Expense (Benefit)	5.6	2.5	(27.2)	(24.9)	4.9
Depreciation and Amortization	50.7	43.0	42.7	31.9	30.0
Impairment of Goodwill and Intangibles	-	-	233.8	238.2	-
EBITDA	$ 93.4	$ 91.8	$ 38.2	$ 30.9	$ 48.9
Adjustments	3.0	6.7	14.5	14.4	9.2
Adjusted EBITDA [1]	$ 96.4	$ 98.5	$ 52.8	$ 45.3	$ 58.1
Adjustments					
Purchase Accounting Related Adjustments	(3.9)	(3.9)	(3.7)	(2.8)	(2.6)
Executive Officer Separation and Hiring Costs	3.4	1.4	3.8	3.1	0.8
Non-cash (benefit) Expense Adjustments	(3.3)	(2.6)	(1.4)	0.4	-
Restructuring costs			(0.3)	(0.3)	4.0
(Gain) Loss on Disposal or Write-off of Assets	(0.0)	0.1	(0.0)	(0.0)	(0.0)
Bank Audit/Management Fees	0.1	0.1	0.1	0.1	0.2
Stock-based Compensation Expense	0.1	0.2	0.5	0.4	0.1
Foreign Currency Loss	0.1	0.8	0.8	0.8	1.9
Other Normalizing and Unusual Items					
Professional Fees	1.3	8.6	11.7	10.7	3.0
Operating Lease Termination Penalty	-	-	-	-	-
Discontinued Inventory Expense	-	-	-	-	-
Accretion on Lease Liability	0.5	0.5	0.5	0.4	0.3
Excess Severance Cost	0.2	0.6	0.5	0.4	0.1
Excess legal Expense	4.0	0.2	0.1	0.1	1.3
Unusual Bad Debt Expense	-	-	-	-	-
Environmental Liability	-	0.3	0.7	-	-
Payroll costs due to change of employment classification	-	-	1.1	1.1	-
Other	0.3	0.4	0.3	0.2	0.1
Total Other Normalizing and Unusual Items	6.4	10.6	14.9	12.8	4.8
Total Adjustments	$ 3.0	$ 6.7	$ 14.5	$ 14.4	$ 9.2

(1) Adjusted EBITDA excludes run-rate cost savings.

ASSOCIATED MATERIALS®

Alside / Gentek / Revere / Alpha / Preservation / UltraGuard

20

21 Source: Management: 1) TTM Adjusted EBITDA excludes run-rate cost savings 2) Price as of December 22, 2015 - 100 200 300 400 500 600 700 800 900 2014 2015 2016 2017 ABL 9.125% Notes Current Capitalization $ in millions As of Q3 2015 xTTM Adjusted EBITDA 1 Maturity Rating Rate Price 2 YTW Cash & Cash Equivalents $7.9 ABL Revolving Credit Facility ($213mm) 94.5 1.4x Aug 2017 NR L+ 1.75-2.25 9.125% Senior Notes due 2017 833.0 12.7x Nov 2017 Caa3/B- 9.125% 69.445 32.367% Total Debt $927.5 14.2x Net Debt $919.6 14.0x Corp: Caa3/B- Book Value of Equity (207.9) Total Capitalization $711.7 10.9x Select Credit Statistics ($mm) TTM 10/3/15 TTM 1/3/15 Liquidity Analysis As of 10/3/15 Adjusted EBITDA 65 5 52.8 Revolver Capacity (i) $213.0 Interest Expense 83.3 82.5 Borrowing Base (ii) 186.7 Capital Expenditures 8.9 2. Less of (i) and (ii) 186.7 Net Debt / Adjusted EBITDA 14.0x 17.0x Amount Drawn 94.5 Adjusted EBITDA / Interest Expense 0.8x 0.6x L/Cs 13.1 (Adjusted EBITDA - CapEx) / Int Exp 0.6x 0.5x Revolver Availability 79.1$ Plus: Cash 7.9 Total Liquidity 87.0$ Maturity Profile